EVERY SHAREHOLDER'S VOTE IS IMPORTANT!
            THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH PROPOSAL.
                   PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN
                    YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!
                     Please detach at perforation before mailing.
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                           WACHOVIA EMERGING MARKETS FUND,
                           a series of The Wachovia Funds
                      PROXY FOR THE MEETING OF SHAREHOLDERS
                             TO BE HELD ON MAY 13, 2002


         The undersigned, revoking all Proxies heretofore given, hereby appoints [Gail Jones at Federated to provide names] or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Wachovia Emerging Markets Fund, a series of The Wachovia Funds, ("Emerging Markets Fund") that the undersigned is entitled to vote at the special meeting of shareholders of Emerging Markets Fund to be held at 2:00 p.m. on May 13, 2002 at the offices of Federated Services Company, 5800 Corporate Drive, Pittsburgh, PA 15237-7080 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

         NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

                        Date                 , 2002

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                        Signature(s) and Title(s), if applicable

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THIS  PROXY IS  SOLICITED  ON BEHALF OF THE BOARD OF  TRUSTEES  OF THE  WACHOVIA
FUNDS. THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSALS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED. THE BOARD OF TRUSTEES OF THE WACHOVIA FUNDS RECOMMENDS A VOTE FOR THE PROPOSALS. PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK. DO NOT USE RED INK. EXAMPLE: X

         1. To approve an Agreement and Plan of Reorganization whereby Evergreen Emerging Markets Growth Fund ("Emerging Markets Growth Fund"), a series of Evergreen International Trust will (i) acquire all of the assets of Wachovia Emerging Markets Fund ("Emerging Markets Fund") in exchange for shares of
Emerging Markets Growth Fund; and (ii) assume the identified liabilities of Emerging Markets Fund, as substantially described in the accompanying Prospectus/Proxy Statement.

                                 ---- FOR        ---- AGAINST      ---- ABSTAIN


         2. To consider and act upon the Investment Advisory Agreement between The Wachovia Funds, on behalf of Emerging Markets Funds, and Evergreen Investment Management Company, LLC.

                                 ---- FOR        ---- AGAINST      ---- ABSTAIN


         3. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.

                                 ---- FOR        ---- AGAINST      ---- ABSTAIN